UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2010

EUROGAS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-24781	87-0427676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mabey & Coombs, L.C., 3098 South Highland Drive, Suite 323, Salt Lake City, UT	84106-6001
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-467-2021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Confidentiality Agreement

Total E&P Activites Petrolieres

On April 6, 2010, the registrant through its subsidiary, EuroGas Polska sp.z o.o., entered into a confidentiality agreement with Total E&P Activites Petrolieres, a wholly owned subsidiary of Total S.A., one of the world's largest oil companies.

The agreement was entered into in connection with the evaluation and".....possible acquisition by Total of certain unconventional gas rights owned by EuroGas Polska's wholly-owned West Ukrainian subsidiary in an onshore region in Western Ukraine.

Under a separate Confidentiality & Secrecy Agreement, dated December 8, 2009, Total is also evaluating for a possible farm-in/acquisition EuroGas Polska's 24% working interest in the Bieszczady conventional oil and gas Joint Operating Venture in South-East Poland with Poland's National Oil Concern PGNiG being the operator.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	April 6, 2010 Confidentiality Agreement between the registrant through its subsidiary, EuroGas Polska sp.z o.o., and Total E&P Activites Petrolieres, a wholly owned subsidiary of Total S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROGAS, INC.

By:

/s/ Wolfgang Rauball
Wolfgang Rauball
President, CEO and Chairman
Date: April 19, 2010